UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2026
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2026, Thomas J. Webb notified Otter Tail Corporation (the “Company”) of his intention to not stand for reelection and instead retire from the Company’s Board of Directors effective at the conclusion of his current term, which expires at the time of the 2027 Annual Meeting of Shareholders, in accordance with the Corporation’s director retirement policy. Mr. Webb’s decision to not stand for reelection is not the result of any disagreement with the Company’s operations, policies or procedures.

On August 31, 2026, Kathryn O. Johnson notified the Company of her intention to not stand for reelection and instead retire from the Company’s Board of Directors effective at the conclusion of her current term, which expires at the time of the 2027 Annual Meeting of Shareholders, having reached retirement age in accordance with the Corporation’s director retirement policy. Dr. Johnson’s decision to not stand for reelection is not the result of any disagreement with the Company’s operations, policies or procedures.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: September 1, 2026	By:	/s/ Jennifer O. Smestad
Jennifer O. Smestad
Senior Vice President, General Counsel and Corporate Secretary